UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 1, 2020

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Completion of Acquisitions

On April 1, 2020, Invitae Corporation (the “Company”) completed its acquisitions of (i) YouScript Incorporated, a privately-held Delaware corporation (“YouScript”), in accordance with the terms of an Agreement and Plan of Merger (the “YouScript Acquisition Agreement”), dated as of March 10, 2020, among the Company, Yasawa Merger Sub A Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Yasawa Merger Sub B LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, YouScript, and Fortis Advisors LLC (as representative of YouScript’s stockholders), pursuant to which the Company acquired 100% of the fully diluted equity of YouScript (the “YouScript Transactions”), and (ii) Genetic Solutions, LLC, a Pennsylvania limited liability company operating under the name “Genelex” (“Genelex”), in accordance with the terms of a Unit Purchase Agreement (the “Genelex Acquisition Agreement”), dated as of March 10, 2020, among the Company, David Colaizzi, Chris Howlett, Anthony Muhlenkamp, Gerald Schneider, and Matt Lehrian, pursuant to which the Company purchased 100% of the issued and outstanding equity of Genelex (the “Genelex Transaction”).

At the closing of the YouScript Transactions, the Company issued an aggregate of 1,832,997 shares of its common stock, $0.0001 par value per share (“Common Stock”), and paid approximately $23.6 million in cash to the former securityholders of YouScript. Up to an additional 460,455 shares of Common Stock are issuable and approximately $1.4 million in cash is payable to the former securityholders of YouScript, but such amounts are subject to a hold-back to satisfy indemnification obligations that may arise in connection with the YouScript Acquisition Agreement. In connection with the YouScript Transactions, the Company entered into a Registration Rights Agreement (the “YouScript Registration Rights Agreement”) with YouScript’s securityholders, pursuant to which the Company will register for resale on Form S-3 the 1,832,997 shares of Common Stock issued upfront to YouScript’s securityholders in the YouScript Transactions. The YouScript Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Common Stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, or as to any YouScript securityholder when all of such YouScript securityholder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

At the closing of the Genelex Transaction, the Company issued an aggregate of 808,142 shares of Common Stock to the former securityholders of Genelex. Up to 66,681 additional shares of Common Stock are issuable to the former securityholders of Genelex, but are subject to a hold-back to satisfy indemnification obligations that may arise in connection with the Genelex Acquisition Agreement. The Company would also become obligated pursuant to the terms of the Genelex Acquisition Agreement to issue additional shares of Common Stock to the former securityholders of Genelex if, within a specified period following the closing of the Genelex Transaction, Genelex achieves a certain product milestone, in which case the Company would thereafter issue to the former securityholders of Genelex shares of Common Stock with a value equal to a portion of the gross revenues actually received by the Company for that product and similar products during an earn-out period of up to four years. In connection with the Genelex Transaction, the Company entered into a Registration Rights Agreement (the “Genelex Registration Rights Agreement”) with Genelex’s securityholders, pursuant to which the Company will register for resale on Form S-3 the 808,142 shares of Common Stock issued upfront to Genelex’s securityholders in the Genelex Transaction. The Genelex Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Common Stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, or as to any Genelex securityholder when all of such Genelex securityholder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

The foregoing descriptions of the YouScript Acquisition Agreement, the YouScript Registration Rights Agreement, the Genelex Acquisition Agreement, the Genelex Registration Rights Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full text of the YouScript Acquisition Agreement, the YouScript Registration Rights Agreement, the Genelex Acquisition Agreement and the Genelex Registration Rights Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Underwritten Public Offering

On April 1, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (the “Underwriters”) for whom J.P. Morgan Securities, LLC and Cowen and Company, LLC are acting as representatives, relating to the public offering of 17,777,778 shares of Common Stock at an offering price to the public of $9.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,666,666 shares of Common Stock, which option was exercised in full. The offering closed on April 6, 2020, resulting in approximately $172.5 million of net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses. The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-230053), that was filed with the Securities and Exchange Commission and became automatically effective on March 4, 2019, including the related prospectus, dated March 4, 2019, as supplemented by the prospectus supplement dated April 1, 2020. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the offering is attached hereto as Exhibit 5.1.

On April 1, 2020, the Company issued a press release announcing the pricing of the offering, and on April 6, 2020, the Company issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated as of April 1, 2020 among the Company and J.P. Morgan Securities, LLC and Cowen and Company, LLC, as representatives of the several underwriters.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press Release dated April 1, 2020.

99.2	Press Release dated April 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITAE CORPORATION

Date: April 6, 2020	By:	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer